Exhibit 99.1

MEI Pharma Reports First Quarter Fiscal Year 2023 Results and Operational Highlights

— MEI Begins Second Fiscal Quarter with $138 Million in Cash —

SAN DIEGO – November 14, 2022 – MEI Pharma, Inc. (Nasdaq: MEIP), a late-stage pharmaceutical company focused on advancing new therapies for cancer, today reported results for the quarter ended September 30, 2022, and highlighted recent corporate events.

“As we move through fiscal year 2023 and continue to assess FDA concerns regarding the risk benefit analysis of marketed PI3Kd inhibitors to treat indolent lymphomas, as well as the impact of these concerns and other global factors on our Phase 3 COASTAL study, we also look forward to reporting advances across our clinical development pipeline. This includes reporting updated data from multiple zandelisib studies at the ASH annual meeting in December, and also reporting advances in our other development programs, including initiation of a trial evaluating voruciclib’s potential to synergize with venetoclax in patients with AML, and a trial evaluating the combination of ME-344 plus bevacizumab in patients with relapsed and refractory colorectal cancer,” said Daniel P. Gold, Ph.D., president and chief executive officer of MEI Pharma. “We remain well capitalized with $138 million to advance our pipeline and continue operations for approximately two years.”

First Quarter Fiscal Year 2023 Recent Developments and Financial Highlights

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Earlier in November, MEI Pharma and Kyowa Kirin announced the acceptance of three abstracts reporting data for zandelisib, an investigational phosphatidylinositol 3-kinase delta inhibitor in clinical development for the treatment of B-cell malignancies, to be presented at the upcoming American Society of Hematology 2022 annual meeting to be held December 10-13, 2022.

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In September, we announced that Christine A. White, M.D. will be retiring as chair of the board. She will be replaced by board member Charles V. Baltic. This will be effective as of the Company’s fiscal 2023 annual meeting of shareholders. Additionally, in November, Cheryl L. Cohen also informed the Company that she will not stand for election to the board at the Company’s annual meeting of shareholders.

•	In July, MEI Pharma and Kyowa Kirin announced publication in The Lancet Oncology of data from Phase 1b clinical study of zandelisib in patients with relapsed or refractory B-cell malignancy.

Expected Drug Candidate Pipeline Developments

Zandelisib – Oral PI3K delta inhibitor for the treatment of various B-cell malignancies

•

Report new zandelisib data at the American Society of Hematology Annual Meeting in December 2022, including a presentation of updated data from the follicular lymphoma cohort in the Phase 2 TIDAL study and a presentation of data from the Phase 1b study cohort evaluating zandelisib plus Brukinsa® (zanubrutinib) to treat indolent B-cell malignancies.

•	Dose the first patient in the Phase 2 CORAL study evaluating zandelisib plus Venclexta® (venetoclax) and rituximab in patients with chronic lymphocytic leukemia by year-end 2022.

Voruciclib – Oral CDK9 inhibitor for the treatment of B-cell malignancies and acute myeloid leukemia

•	Dose the first patient cohort of voruciclib in combination with Venclexta (venetoclax) in patients with acute myeloid leukemia by year-end 2022 in the Phase 1 study.

ME-344 – Tumor selective mitochondrial inhibitor

•	Initiate a Phase 1b study evaluating ME-344 plus Avastin®(bevacizumab) in relapsed colorectal cancer patients in the first half of calendar year 2023.

First Quarter Fiscal Year 2023 Financial Results

•	As of September 30, 2022, MEI had $138.4 million in cash, cash equivalents, and short-term investments with no outstanding debt.

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For the quarter ended September 30, 2022, cash used in operations was $14.8 million, compared to $7.7 million used in operations for the quarter ended September 30, 2021. The increase in cash used in operations is due to the favorable impact of a $10.0 million milestone payment received from Kyowa Kirin in the comparable quarter in 2021 with no corresponding payment in 2022 and other changes in working capital balances.

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Research and development expenses were $19.5 million for the quarter ended September 30, 2022, compared to $20.0 million for the quarter ended September 30, 2021. The decrease was primarily related to costs to support ongoing zandelisib and voruciclib studies.

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General and administrative expenses were $7.5 million for the quarter ended September 30, 2022, compared to $7.9 million for the quarter ended September 30, 2021. The decrease primarily relates to lower personnel costs, professional services and general corporate expenses.

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MEI recognized revenue of $8.7 million for the quarter ended September 30, 2022, compared to $7.8 million for the quarter ended September 30, 2021. The increase in recognized revenue relates to progress towards completion of our performance obligations, offset by decreased reimbursement of expenses under the license agreement with Kyowa Kirin.

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Net loss was $16.6 million, or $0.12 per share, for the quarter ended September 30, 2022, compared to net loss of $17.5 million, or $0.16 per share for the quarter ended September 30, 2021. The Company had 133,260,865 shares of common stock outstanding as of September 30, 2022, compared with 112,678,498 shares as of September 30, 2021.

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The adjusted net loss (a non-GAAP measure) for the quarter ended September 30, 2022, excluding non-cash expenses related to changes in the fair value of the warrants, was $17.7 million, compared to an adjusted net loss of $20.1 million for the quarter ended September 30, 2021.

About MEI Pharma

MEI Pharma, Inc. (Nasdaq: MEIP) is a late-stage pharmaceutical company focused on developing potential new therapies for cancer. MEI Pharma’s portfolio of drug candidates contains multiple clinical-stage assets, including zandelisib, currently in ongoing clinical trials which may support marketing approvals with the U.S. Food and Drug Administration and other regulatory authorities globally. Each of MEI Pharma’s pipeline candidates leverages a different mechanism of action with the objective of developing therapeutic options that are: (1) differentiated, (2) address unmet medical needs and (3) deliver improved benefit to patients either as standalone treatments or in combination with other therapeutic options. For more information, please visit www.meipharma.com. Follow us on Twitter @MEI_Pharma and on LinkedIn.

Forward-Looking Statements

Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical studies and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding: the potential, safety, efficacy, and regulatory and clinical progress of zandelisib and our other product candidates, including the anticipated timing for initiation of clinical trials and release of clinical trial data and our expectations surrounding potential regulatory submissions, approvals and timing thereof, our business strategy and plans; and the sufficiency of our cash, cash equivalents and short-term investments to fund our operations. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to our failure to successfully commercialize our product candidates; the availability or appropriateness of utilizing the FDA’s accelerated approval pathway for our product candidates; final data from our pre-clinical studies and completed clinical trials may differ materially from reported interim data from ongoing studies and trials; costs and delays in the development and/ or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties or differences in interpretation in clinical trial results; adverse effects on the Company’s business as a result of the restatement of our previously issued financial statements; the impact of the COVID-19 pandemic on our industry and individual companies, including on our counterparties, the supply chain, the execution of our clinical development programs, our access to financing and the allocation of government resources; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we provide investors with a non-GAAP financial measure, adjusted net loss, which we believe is helpful to our investors. We use adjusted net loss for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe this non-GAAP financial measure provides useful information about our operating results, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of adjusted net loss is not meant to be considered in isolation or as a substitute for net loss, the directly comparable financial measure prepared in accordance with GAAP. While we believe adjusted net loss is an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of this financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

We define adjusted net loss, adjusted to exclude non-cash expenses related to changes in the fair value of the warrants. We have presented adjusted net loss because we believe excluding the non-cash expenses related to changes in the fair value of warrants can produce a useful measure for period-to-period comparisons of our business.

Contacts:

David A. Walsey

MEI Pharma

Tel: 858-369-7104

investor@meipharma.com

Jason I. Spark

Canale Communications for MEI

Tel: 619-849-6005

jason.spark@canale.com

MEI PHARMA, INC.

CONDENSED BALANCE SHEETS

(In thousands, except per share amounts)

	September 30, 2022	June 30, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,653	$15,740
Short-term investments	123,714	137,512

Total cash, cash equivalents and short-term investments	138,367	153,252
Unbilled receivables	7,758	10,044
Prepaid expenses and other current assets	2,782	3,830

Total current assets	148,907	167,126
Operating lease right-of-use asset	13,052	9,054
Property and equipment, net	1,624	1,660

Total assets	$163,583	$177,840

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,418	$7,918
Accrued liabilities	9,216	10,820
Deferred revenue	4,500	4,834
Operating lease liabilities	1,301	871

Total current liabilities	23,435	24,443
Deferred revenue, long-term	89,973	90,610
Operating lease liabilties, long-term	12,381	8,771
Warrant liability	486	1,603

Total liabilities	126,275	125,427

Stockholders’ equity:
Preferred stock, $0.01 par value; 100 shares authorized; none outstanding	—	—
Common stock, $0.00000002 par value; 226,000 shares authorized; 133,261 and 133,152 shares issued and outstanding at September 30, 2022 and June 30, 2022, respectively	—	—
Additional paid-in-capital	428,091	426,572
Accumulated deficit	(390,783)	(374,159)

Total stockholders’ equity	37,308	52,413

Total liabilities and stockholders’ equity	$163,583	$177,840

MEI PHARMA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2022	2021
Revenue	$8,730	$7,757

Operating expenses:
Research and development	19,463	19,953
General and administrative	7,486	7,909

Total operating expenses	26,949	27,862

Loss from operations	(18,219)	(20,105)

Other income (expense):
Change in fair value of warrant liability	1,117	2,587
Interest and dividend income	480	8
Other expense, net	(2)	—

Net loss	$(16,624)	$(17,510)

Net loss:
Basic	$(16,624)	$(17,510)

Diluted	$(16,624)	$(20,097)

Net loss per share:
Basic	$(0.12)	$(0.16)

Diluted	$(0.12)	$(0.18)

Shares used in computing net loss per share:
Basic	133,255	112,677

Diluted	133,255	113,917

MEI PHARMA, INC.

Reconciliation of GAAP Net Loss to Adjusted Net Loss

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2022	2021
Net loss	$(16,624)	$(17,510)
Add: Change in fair value of warrant liability	(1,117)	(2,587)

Adjusted net loss	$(17,741)	$(20,097)